Exhibit 10.2

Execution Version

FIRST AMENDMENT

FIRST AMENDMENT, dated as of April 21, 2020 (this “Amendment”), to the Credit Agreement, dated as of February 27, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), (ii) the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and (iii) THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.          Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.          Amendments to the Credit Agreement.

(a)                The definition of “Applicable Margin” is hereby deleted in its entirety and the following shall be substituting therefor:

“Applicable Margin”: with respect to each day for each Type of Loan, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:

Ratings	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
Rating I	0.85%	0.00%
Rating II	1.10%	0.10%
Rating III	1.50%	0.50%

(b)                The definition of “Consolidated EBITDA” is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, for each of the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, the Consolidated EBITDA shall be $670,600,000.”

(c)                The definition of “Material Adverse Effect” is hereby deleted in its entirety and the following shall be substituting therefor:

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, provided, that notwithstanding anything to the contrary set forth herein, solely for purposes of determinations that are made during the period from the Closing Date through and including December 31, 2020 of whether a Material Adverse Effect exists, the direct and indirect impacts of the COVID-19 Pandemic on the business, property, liabilities (actual and contingent), operations, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole that were disclosed to the Lenders on or prior to the Closing Date shall not be deemed to constitute a Material Adverse Effect.

(d)                The definition of “Maximum Leverage Ratio” is hereby deleted in its entirety and the following shall be substituting therefor:

“Maximum Leverage Ratio”: for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, the Maximum Leverage Ratio shall be 4.75 to 1.00.

(e)                The definition of “Qualified Acquisition” is hereby deleted in its entirety and the following shall be substituting therefor:

“Qualified Acquisition”: any transaction permitted under this Agreement and consummated on or after the Closing Date, (a) by which the Borrower or any of its Subsidiaries (i) acquires any going concern or business or all or substantially all of the assets of any firm, corporation or limited liability company, or division or business unit thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires at least a majority (in number of votes) of the Capital Stock of a Person if the aggregate amount of Indebtedness incurred by the Borrower and its Subsidiaries to finance the purchase price and other consideration for such transaction, plus the amount of Indebtedness assumed by the Borrower and its Subsidiaries in connection with such transaction, is at least $1,000,000,000 and (b) for which the Borrower notifies the Administrative Agent in writing prior to or promptly upon consummation of such transaction that such transaction shall be a “Qualified Acquisition” for purposes of this Agreement.

(f)                 The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the alphabetical order:

“COVID-19 Pandemic”: the novel strain of coronavirus (SARS-Cov-2) (including all additional variations and strains thereof) and its disease commonly known as COVID-19 (“COVID-19”), which was declared to be a global pandemic by the World Health Organization on March 11, 2020.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“Rating”: the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time.

“Rating Agencies”: collectively, Moody’s and S&P.

“Rating Category”: each of Rating I, Rating II and Rating III.

“Rating I, Rating II and Rating III”: the respective Ratings set forth below:

Rating Category	Moody’s	S&P
Rating I	greater than or equal to Baa2	greater than or equal to BBB
Rating II	equal to Baa3	equal to BBB-
Rating III	lower than or equal to Ba1	lower than or equal to BB+

If different Ratings Categories are applicable, the higher Ratings Category shall apply unless one of the two Ratings is two or more levels lower than the other, in which case the Ratings Category shall be the level immediately below that of the higher of the two Ratings.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option, warrant or other right to acquire any such Capital Stock.

“S&P”: Standard & Poor’s Ratings Services or any successor thereto.

(g)                Section 7 of the Credit Agreement is hereby amended to include the following as a new subsection 7.6:

7.6       Limitation on Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

(h)                Section 11.6(g) of the Credit Agreement is hereby deleted in its entirety and the following shall be substituting therefor:

(g)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender in accordance with applicable law; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 3.          Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (a) the Borrower, the Administrative Agent and the Majority Lenders shall have executed and delivered to the Administrative Agent this Amendment and (b) all fees and expenses payable to the Administrative Agent, the other agents and any Lender shall have been paid.

SECTION 4.          Representation and Warranties. To induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all of the Lenders as of the Amendment Effective Date that:

(a)                Corporate Power; Authorization; Enforceable Obligations.

(i)                 The Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform the Loan Documents, as amended by this Amendment, to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, as so amended, to which it is a party.

(ii)               No consent or authorization of, filing with (other than the Borrower’s public filing of the Amendment on Form 8-K, if applicable), or notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents, as amended by this Amendment, to which the Borrower is party.

(iii)             This Amendment has been duly executed and delivered on behalf of the Borrower.

(iv)              This Amendment and each Loan Document, as amended by this Amendment, to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, examination, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)                Representations and Warranties. The representations and warranties (except for those made in subsections 4.13 and 4.14 of the Credit Agreement) made by the Borrower in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

SECTION 5.          Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

SECTION 6.          No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

SECTION 7.          Governing Law; Counterparts.

(a)                This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The provisions of subsections 11.12 and 11.17 of the Credit Agreement are incorporated herein, mutatis mutandis.

(b)                This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission or in electronic (i.e., “pdf” or “tif”) format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 8.          Miscellaneous.

(a)                Upon and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document.

(b)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Robert J. Castagna
	Name:	Robert J. Castagna
	Title:	Vice President and Treasurer

Signature Page to First Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA, as Administrative Agent and as a Lender

By:	/s/ Arjun Talwalkar
	Name:	Arjun Talwalkar
	Title:	Director

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darin Mullis
	Name:	Darin Mullis
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement